BLUEROCK PRIVATE REAL ESTATE FUND

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and trustees of Bluerock Private Real Estate Fund (the "Registrant"), a Delaware statutory trust, hereby constitutes and appoints JORDAN RUDDY, SIMON ADAMIYATT, AND JASON EMALA (with full power to each of them to act alone and with full power of substitution) as his or her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names, place and stead, on behalf of the Registrant and the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, Securities and Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any applications for exemptive relief from state or federal securities regulations, and amendments to such applications, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys and agents, full power and authority, with full power of substitution, to do every act requisite, necessary, or desirable to be done in and about the premise in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

IN WITNESS WHEREOF, the undersigned officers and trustees hereby execute this Power of Attorney as of the 29th day of April 2026.

/s/ Jordan Ruddy	/s/ I. Bobby Majumder
Jordan Ruddy,	I. Bobby Majumder,
President	Trustee

/s/ Simon Adamiyatt	/s/ Romano Tio
Simon Adamiyatt,	Romano Tio,
Treasurer/Chief Financial Officer	Trustee

/s/ Jason Emala	/s/ Kamal Jafarnia
Jason Emala,	Kamal Jafarnia,
Secretary	Trustee

/s/ Ramin Kamfar	/s/ S. Sori Farsheed
Ramin Kamfar,	S. Sori Farsheed,
Trustee	Trustee

/s/ Ryan MacDonald
Ryan MacDonald,
Trustee